Exhibit 99.1

NUVERRA SCHEDULES THIRD QUARTER 2018 EARNINGS RELEASE
AND INVESTOR CONFERENCE CALL

SCOTTSDALE, AZ (October 11, 2018) - Nuverra Environmental Solutions, Inc. (NYSE American: NES) (the “Company”) announced today that it will report third quarter 2018 results on Monday, November 5, 2018. Charlie Thompson, Chairman of the Board and Interim Chief Executive Officer, Robert Fox, President and Chief Operating Officer, and Edward A. Lang, Executive Vice President and Chief Financial Officer, will host a conference call with investors to discuss the Company’s operating results and business outlook at 8:30 a.m. Eastern Time on Tuesday, November 6, 2018.
Listeners can access the webcast live through the Company's website at http://earningscall.nuverra.com. The conference call may also be accessed by dialing 888-254-3590, conference ID 6790618. An archive of this webcast will be available on the Company’s website for 30 days beginning approximately 24 hours after conclusion of the call.

About Nuverra
Nuverra Environmental Solutions, Inc. is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, and disposal of restricted solids, water, wastewater, waste fluids, and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand strict environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Contacts
Nuverra Environmental Solutions, Inc.
Ed Lang
602-903-7802
ir@nuverra.com